Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-126811

May 8, 2007

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iPath Exchange Traded Notes (ETNs)

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Currency Exposure with iPath ETNs, faster than a speeding bullet train [see page 56 for image]

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Commodities

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iPathSM Dow Jones-AIG Commodity Index Total ReturnSM ETN

iPathSM S&P GSCI™ Total Return Index ETN

iPathSM S&P GSCI™ Crude Oil Total Return Index ETN

Emerging Markets

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iPathSM MSCI India IndexSM ETN

Currencies

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iPathSM EUR/USD Exchange Rate ETN (ERO)

iPathSM GBP/USD Exchange Rate ETN (GBB)

iPathSM JPY/USD Exchange Rate ETN (JYN)

IPATH ETNS OFFER

•	Cost and tax efficiency

•	Trading flexibility: may short on an uptick or downtick*

•	Index tracking

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*With short sales, you risk paying more for a security than you received from its sale.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. (“BGINA”), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. (“BCI”) are affiliates of Barclays Bank PLC.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, uncertain principal repayment, and illiquidity. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer, and on the dates on which you may redeem them, as specified in the applicable prospectus. Sales in the secondary market may result in significant losses.

© 2007 BGINA. All rights reserved. iPath, iPath ETNs and the iPath logo are servicemarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

The sale, redemption or maturity of the Securities will generate tax consequences. In certain cases, you may be required to make a specific election in order to receive the most favorable tax treatment. For a more complete description, please see the description of the US federal income tax treatment in the applicable Pricing Supplement.

“Dow Jones,” “AIG®,” “Dow Jones-AIG Commodity Index Total ReturnSM,” “DJAIGCISM”, and “Dow Jones–AIG Commodity IndexSM” are registered trademarks or servicemarks of Dow Jones & Company, Inc., and American International Group, Inc. (“AIG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC for the Securities. The Securities based on the Dow Jones–AIG Commodity Index Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, AIG Financial Products Corp (“AIG-FP”), American International Group, or any of their respective subsidiaries or affiliates and none of Dow Jones, AIG, AIG-FP, or any of their respective affiliates or subsidiaries makes any representation regarding the advisability of investing in such products.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

Page Title	About iPath ETNs
Tab	Overview
URL	http://www.ipathetn.com/ETNs_overview.jsp

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ABOUT iPATH EXCHANGE TRADED NOTES

iPath Exchange Traded Notes are innovative new investment products from Barclays that seek to provide investors with a new way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

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OVERVIEW

STRUCTURE

TRADING/REDEMPTION

TAXATION

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OVERVIEW

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What are iPath Exchange Traded Notes?

iPath Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors with a new way to access the returns of market benchmarks or strategies. ETNs are not equities or index funds, but they do share several characteristics. For example, like equities, they trade on an exchange and can be shorted1. Like an index fund they are linked to the return of a benchmark index.

What are the advantages of iPath ETNs?

iPath ETNs provide investors with convenient exposure to the returns of market benchmarks, less investor fees, with easy transferability and an exchange listing. The ETN structure allows investors to achieve cost-effective, tax-efficient investment in previously expensive or difficult-to-reach market sectors or strategies.

How are the returns of iPath ETNs calculated?

iPath ETNs are designed to provide investors a return that is linked to the performance of a market index, less investor fees.

How do I buy an iPath ETN?

The iPath ETNs currently available are listed on major exchanges and are available for purchase similar to other publicly traded securities.

How do I sell an iPath ETN?

Investors can liquidate iPath ETNs one of three ways:

•	Sell in the secondary market during trading hours.

•

Redeem a large block of securities, typically 50,000 units, on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus A redemption charge will apply to certain iPath ETNs.

•

Hold until maturity and receive a cash payment from the issuer, Barclays Bank PLC, equal to the principal amount of the securities times the index factor on the final valuation date less the investor fee on the final valuation date.

Do the iPath ETNs currently available make interest payments?

No.

Do the iPath ETNs currently available make dividend distributions?

No.

Do the iPath ETNs currently available offer principal protection?

No. Investors will receive the performance of the index to which the iPath ETN is linked, less investor fees. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

Are iPath ETNs rated?

No. The iPath ETNs are not rated, but rely on the ratings of their issuer, Barclays Bank PLC.

Who is the issuer?

The issuer, Barclays Bank PLC, is the principal subsidiary of Barclays PLC, a UK-based financial services group, and one of the largest financial services companies in the world. Barclays Bank PLC and its subsidiaries (the “Barclays Group”) have been involved in banking for over 300 years, and currently maintain a global presence with headquarters in London and banking operations in Europe, the USA, Africa and Asia. Barclays PLC operates in over 50 countries with more than 123,000 employees and over 27 million customers. It is engaged primarily in banking, investment banking and investment management.

Barclays Bank PLC’s long-term unsecured obligations are rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and Aa1 by Moody’s Investors Service, Inc.3Barclays PLC has total assets of over $1.9 trillion (as of December 31, 2006).

Who is Barclays Capital Inc.?

Barclays Capital Inc. will act as the issuer’s agent in connection with the distribution of the iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered U.S. broker/dealer regulated by the SEC and the NASD.

What is Barclays Global Investors’ (BGI) role?

BGI’s majority-owned broker/dealer subsidiary, Barclays Global Investors Services (BGIS), will engage in the promotion of iPath ETNs to intermediaries including registered broker/dealers and registered investment advisers, and to end-users, such as mutual funds, hedge funds and insurance companies.

Do iPath ETNs have voting rights?

No. The iPath ETNs are debt securities and have no voting rights.

Are iPath ETNs registered?

Yes. The iPath ETNs are registered under the Securities Act of 1933.

Are iPath ETNs linked to commodity indexes CFTC (Commodity Futures Trading Commission) regulated?

No. iPath ETNs are debt securities issued by Barclays Bank PLC. However, futures contracts underlying the relevant market index may be regulated by the CFTC.

[1]	With short sales, you risk paying more for a security than you received from its sale.
[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

[3]	Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs.

STRUCTURE

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How iPath ETNs are structured

iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors access to the returns of various market benchmarks. The returns of iPath ETNs are linked to the performance of a market benchmark or strategy, less investor fees.

Highlights:

Payment at maturity	If you hold your iPath ETNs to maturity, you will receive a cash payment at maturity that is linked to the performance of the corresponding index during the period beginning on the trade date and ending at maturity, less investor fees.

Liquidating prior to maturity	You can liquidate iPath ETNs before their maturity date in two ways:

•     Trade them on the exchange

•     Redeem a large block of securities, typically at least 50,000 units¹ of a particular iPath ETN, directly to Barclays Bank PLC on a weekly basis, subject to the procedures described in the relevant prospectus. A redemption charge may apply.

Coupon	Interest will not be paid during the term of the iPath ETNs.

Investor fee	The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index and increases each day based on the level of the index on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

No principal protection	Investors will receive a cash payment linked to the performance of the corresponding index, less investor fees. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

Ratings	The iPath ETNs are not rated, but rely on the ratings of their issuer, Barclays Bank PLC.

Unsecured debt	iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC.

Voting rights	Because the iPath ETNs are debt securities, they do not have any voting rights.

Distributions	The iPath ETNs currently available do not make dividend distributions.

(For more details, please refer to the prospectus for the relevant iPath ETN ) [Link to Materials Section]

Differences and similarities between ETNs and Exchange Traded Funds (ETFs)

Both ETNs and ETFs provide investors access to the returns of various market benchmarks. However, ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities.

	ETNs	ETFs
Liquidity	Daily on exchange	Daily on exchange
Registration	Securities Act of 1933	Investment Company Act of 1940
Recourse	Issuer credit	Portfolio of securities
Principal risk	Market and issuer risk	Market risk
Institutional size redemption	Weekly to the issuer	Daily via custodian
Short sales	Yes, on an uptick or a downtick	Yes, on an uptick or a downtick

TRADING

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Where are iPath ETNs listed?

The iPath ETNs currently available are listed on major exchanges.

When can I buy or sell iPath ETNs?

iPath ETNs can be bought or sold anytime during market hours.

Can the iPath ETNs be shorted?1

Yes, on an uptick or a downtick and subject to the ability to locate shares to borrow.

Is there a minimum trade size for iPath ETNs?

No. iPath ETNs can be bought and sold at their market price on the secondary market similar to other publicly traded securities.

How can I find iPath ETNs on Bloomberg?

Information regarding iPath ETNs can be found on Bloomberg by typing the relevant ETN’s trading symbol, then the “Equity” key, then “Go.” For example, for information regarding the iPathSM S&P GSCITM Total Return Index ETN, type: GSP < Equity > < Go >.

Is a net asset value (NAV) calculated?

No. Because iPath ETNs are debt securities, and not mutual funds, they will not have an NAV.

Is an intrinsic value calculated?

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor. Additionally, the daily indicative value of each iPath ETN is calculated and published at the end of each trading day at www.iPathETN.com. For a more complete description of how the daily indicative value is calculated for each iPath ETN, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

Do the iPath ETNs trade at their indicative value?

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indexes underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of your iPath ETNs. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying relevant market. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value. In addition to being available for trading on an exchange, the weekly redemption window allows a large block of securities, typically 50,000 units of a particular iPath ETN, to be redeemed directly to Barclays Bank PLC for the weekly redemption value, as described in the applicable Pricing Supplement. The historical weekly redemption value is published each week at www.iPathETN.com. The weekly redemption feature is intended to induce arbitrageurs to counteract any trading of the iPath ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

How can iPath ETNs be redeemed directly to the issuer prior to the maturity date?

Investors may redeem a large block of securities, typically at least 50,000 Securities of a particular iPath ETN, directly to the issuer on a weekly basis, subject to the procedures described in the relevant prospectus. A redemption charge may apply.

What is the redemption charge?

The redemption charge is a one-time transaction charge imposed only in the case of early redemptions for certain iPath ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs). Investors transacting on the secondary market will not incur a redemption charge.

If Barclays Bank PLC’s credit rating is downgraded, what happens to the indicative value?

The indicative value calculation of the iPath ETNs will not change in response to a Barclays Bank PLC credit event. However, the trading price of the iPath ETNs may be adversely impacted.

Is there a capacity constraint with respect to the iPath ETNs?

Should demand for any iPath ETN exceed the initial amount of securities issued, subsequent issuances may be made under the registration statement. The terms of the new issue—maturity date, investor fee, ticker, CUSIP—will be the same as the original issue, and it is expected that both issues would be immediately fungible.

INFORMATION FOR ADVISORS ONLY

Broker/dealers are reminded to consider NASD Notice to Members 05–59 (September 2005) before recommending iPath ETNs to their customers.

Is a Series 3 license required to sell iPath ETNs linked to commodity indexes?

No.

[1]	With short sales, you risk paying more for a security than you receive from its sale.

TAXATION

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How are iPath ETNs treated for U.S. federal income tax purposes?

Except for iPath ETNs linked directly to a foreign currency exchange rate, iPath ETNs should be treated for all tax purposes as prepaid contracts with respect to the relevant index. If the iPath ETNs are so treated, investors will recognize a capital gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities.

For iPath ETNs linked directly to a foreign currency exchange rate, under the Treasury Regulations applying to transactions linked to foreign currencies, it is reasonable for investors to claim the same tax treatment as all other ETNs provided they make a valid election for capital treatment. As described in the relevant pricing supplement, two steps are required to elect capital treatment:

1.	Document the election in the investor’s books and records on the date that the securities are first acquired.
2.	Verify the election by filing an attachment to the investor’s U.S. federal income tax return for each year the securities are held.

Both forms are available on www.iPathETN.com and in the applicable pricing supplement.

No administrative or judicial ruling directly discusses the treatment of iPath ETNs. It is therefore possible that the Internal Revenue Service may assert an alternative treatment. Investors are urged to consult their tax advisor with regard to their specific situation.

What makes iPath ETNs a tax-efficient investment option?

iPath ETNs provide a tax-efficient means to invest. Unlike mutual funds that may be required to make taxable distributions to shareholders, the iPath ETNs currently available will not make taxable distributions. This enables investors to control the timing of taxable events related to their investment in iPath ETNs.

Will U.S. federal income tax be payable on the iPath ETNs annually?

No. Since the iPath ETNs currently available are not treated as debt for tax purposes, investors will not recognize gain due to interest inclusions or original issue discount (OID) before their sale, redemption or maturity.

Are iPath ETNs linked to commodity indexes a 60/40 security for taxable events?

No. iPath ETNs should be treated for tax purposes as a prepaid contract. The capital gains are either long term or short term depending on your holding period of the security. They are not covered by the relevant provision of the Internal Revenue Code that provides for 60/40 tax treatment in certain circumstances.

How is the treatment of an iPath ETN different from that of a corporate bond?

iPath ETNs should be treated as prepaid contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes, which means that interest payments and OID are treated as income, and principal payments are treated as return of capital. Any debt instrument that is issued at a discount to its face value (principal amount) is considered to have implicit interest (that is, the difference between the price paid and the face value is considered interest that amortizes over the life of the instrument), which is referred to as OID and treated as ordinary income. Because iPath ETNs are not treated as debt for U.S. federal income tax purposes, there are no interest inclusions or OID on an iPath ETN.

Page Title	Product Information
URL	http://www.ipathetn.com/product_info.jsp

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PRODUCT INFORMATION

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iPATH EXCHANGE TRADED NOTES

ISSUER DETAILS: Barclays Bank PLC* [link to About Barclays Bank section]

TAX TREATMENT: See the iPath Federal Income Tax Considerations

ETN MATERIALS: Find current prospectuses, info sheets, and educational pieces in PDF format

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iPath Emerging Markets ETNs

	Exchange Ticker	Yearly Fee (%)¹	Maturity Date	Short Sales
IPathSM MSCI India IndexSM ETN	INP	0.89²	12/18/36	Yes on uptick or downtick

		Correlations Matrix ➢	Indian Basics ➢

iPath Commodity ETNs

	Exchange Ticker	Yearly Fee¹	Maturity Date	Short Sales
iPathSM Dow Jones-AIG Commodity Index Total ReturnSM ETN	DJP	0.75	06/12/36	Yes on uptick or downtick
iPathSM S&P GSCI™ Total Return Index ETN	GSP	0.75	06/12/36	Yes on uptick or downtick
iPathSM S&P GSCI™ Crude Oil Total Return Index ETN	OIL	0.75	06/12/36	Yes on uptick or downtick
	Correlations Matrix ➢		Indian Basics ➢

iPath Currency ETNs
	Exchange Ticker	Yearly Fee¹	Maturity Date	Short Sales
iPATHSM EUR/USD Exchange Rate ETN	ERO	0.40	05/14/37	Yes on uptick or downtick
iPATHSM JPY/USD Exchange Rate ETN	JYN	0.40	05/14/37	Yes on uptick or downtick
iPATHSM GBP/USD Exchange Rate ETN	GBB	0.40	05/14/37	Yes on uptick or downtick
	Correlations Matrix >

Currency Correlations Matrix

	GBP	JPY	EUR	CAD
GBP	1.00
JPY	0.46	1.00
EUR	0.79	(0.21)	1.00
CAD	0.26	0.04	(0.21)	1.00

Source: Bloomberg

Data as of 03/30/02 – 03/30/07

Barclays Bank PLC long-term unsecured obligations*
S&P Rating	AA
Moody’s Rating	Aa1

*	The iPath ETNs are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs.
[1]

The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying index decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated, please see the applicable product page and pricing supplement

[2]

Subject to requirements described in the prospectus, the Securities may be redeemed weekly with the issuer in large, institutional blocks (typically, 50,000 Securities). A redemption charge will apply.

Page Title	Client & Advisor Materials or Investor Materials
URL	http://www.ipathetn.com/prospectuses.jsp

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Client & Advisor Materials

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Get the details you need to make informed decisions about iPath ETNs. Our comprehensive prospectuses cover pricing, product descriptions, investment risks, distribution plans, tax considerations, and much more.

iPath Emerging Markets ETNs

iPathSMMSCI India IndexSMETN ➢

Prospectus

Info Sheet

iPath Commodity ETNs

iPathSMDow Jones-AIG Commodity Index Total Return ETN ➢

Prospectus

Info Sheet

iPathSMS&P GSCI™ Total Return Index ETN ➢

Prospectus

Info Sheet

iPathSMS&P GSCI™ Crude Oil Total Return Index ETN ➢

Prospectus

Info Sheet

iPath Currency ETNs

iPathSM EUR/USD Exchange Rate ETN (ERO)

Prospectus

Info Sheet

iPathSM GBP/USD Exchange Rate ETN (GBB)

Prospectus

Info Sheet

iPathSM JPY/USD Exchange Rate ETN (JYN)

Prospectus

Info Sheet

Page Title	Events and eLearning
URL	https://www.ipathetn.com/profile/investor-type.jsp

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EVENTS AND eLEARNING

India Conference Call Transcript

[PDF Icon] View the 2/01/07 excerpt of the iPathSM MSCI India IndexSM ETN Conference Call with Barclays Capital

iPath Video

Barclays Capital discusses the Indian Equity Market

>Watch Now

FOR FINANCIAL PROFESSIONALS ONLY. NOT FOR PUBLIC DISTRIBUTION.

Page Title	India Overview
Tab	Overview
URL	https://www.ipathetn.com/profile/investor-type.jsp

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iPATHSM MSCI INDIA INDEXSM ETN (INP)

The iPathSM MSCI India IndexSM ETNs are linked to the MSCI India Total Return IndexSM (the “Index”). The Index is a free float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free float-adjusted market capitalization of equity securities by industry group within India. As of March 31, 2007, the Index was comprised of 69 companies listed on the National Stock Exchange of India (the “NSE”).

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OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

Related Links

•	India Equity Market Video

•	Prospectus

•	Info Sheet

•	Indicative Value Information

As of 05/01/2007 Market Data

Closing Price	$xx.xx	Volume	xx,xxx

Net Change	$x.xx	20-Day Volume Average	xxx,xxx

% Change	x.xx%	Shares Outstanding	x,xxx,xxx

High	$xx.xx	Market Capitalization*	$xxx,xxx,xxx

Low	$xx.xx

*	Market Capitalization = Closing Indicative Value x Shares Outstanding

Daily Indicative Values

Daily Indicative Value*	05/xx/2007	$xx.xx

Weekly Redemption Value*	05/xx/2007	$xx.xx

*	Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	NDEUSIA
Ticker	INP	CUSIP	06739F291
Intraday Indicative Value Ticker	INP.IV	Inception Date	12/19/2006
Bloomberg ETN Keystroke	INP<EQUITY><GO>	Maturity Date	12/18/2036
Short Sales*	Yes, on an up or downtick	Yearly Fee	0.89%

*With	short sales, you risk paying more for a security than you received from its sale.

As of 03/31/2007 Returns
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index Factor	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	N/A	x.xx%

iPathMarket Price Return	x.xx%	N/A	N/A	x.xx%	N/A	N/A	N/A	N/A	x.xx%

iPath Indicative Value Return	x.xx%	x.xx%	N/A	x.xx%	N/A	N/A	N/A	N/A	x.xx%

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information

Correlations	As of 03/31/2007
MSCI India Total Return IndexSM	1.00
S&P 500® Index	0.43
Lehman U.S. Aggregate Index	-0.04
MSCI EAFE Index	0.53
MSCI Emerging Markets Index	0.65

Sources:	MSCI, Lehman Brothers, S&P, BGI (03/02—03/07) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. Investors may redeem at least 50,000 units of the iPathSM MSCI India IndexSM ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge of 0.125% times the weekly redemption value will apply. The redemption charge is a one-time charge imposed upon early redemption and is intended to allow the issuer to recoup brokerage and other transaction costs incurred in connection with early redemption.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Price Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation: Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

Page Title	iPath MSCI India Index ETN - Index Components
Tab	Index Components
URL	http://www.ipathetn.com/iPath-MSCI-India-Index-ic.jsp

[Header Graphic]

iPATHSM MSCI INDIA INDEXSM ETN (INP)

The iPathSM MSCI India IndexSM ETNs are linked to the MSCI India Total Return IndexSM (the “Index”). The Index is a free float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free float-adjusted market capitalization of equity securities by industry group within India. As of March 31, 2007, the Index was comprised of 69 companies listed on the National Stock Exchange of India (the “NSE”).

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

DOWNLOAD INDEX COMPONENTS

As of 03/31/2007 MSCI India Total Return IndexSM

Top Ten Constituents	Float Adj Shares (%)	Trading Facility	Sector
INFOSYS TECHNOLOGIES LTD	13.69	NSE	Information Technology
RELIANCE INDUSTRIES LIMITED	13.13	NSE	Energy
ICICI BANK LTD	8.14	NSE	Financials
HOUSING DEVELOPMENT FINANCE CORP	4.28	NSE	Financials
RELIANCE COMMUNICATIONS LTD	3.94	NSE	Telecommunication Services
OIL & NATURAL GAS CORP LTD	3.45	NSE	Energy
SATYAM COMPUTER SERVICES LTD	3.34	NSE	Information Technology
HDFC BANK LIMITED	3.12	NSE	Financials
TATA MOTORS	2.63	NSE	Consumer Staples
ITC LTD	2.51	NSE	Industrials

Source: MSCI as of 03/31/07. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Page Title	iPath MSCI India Index ETN- Sector
Tab	Sector Weightings
URL	http://www.ipathetn.com/iPath-MSCI-India-Index-ic.jsp

[Header Graphic]

iPATHSM MSCI INDIA INDEXSM ETN (INP)

The iPathSM MSCI India IndexSM ETNs are linked to the MSCI India Total Return IndexSM (the “Index”). The Index is a free float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free float-adjusted market capitalization of equity securities by industry group within India. As of March 31, 2007, the Index was comprised of 69 companies listed on the National Stock Exchange of India (the “NSE”).

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

[Sector Pie Chart]

Sector	Float Adj Shares (%)
Consumer Discretionary	21.37
Consumer Staples	21.03
Energy	17.29
Financials	9.21
Health Care	6.79
Industrials	6.07
Information Technology	6.01
Materials	5.17
Telecommunication Services	4.71
Utilities	2.36

Sources: S&P, MSCI as of 03/31/07. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with

Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Page Title	iPath Dow Jones-AIG Commodity Index Total Return ETN- Overview
Tab	Overview
URL	http://www.ipathetn.com/dow-jones-aig-commodity-index-etn.jsp

[Header Graphic]

iPATHSM DOW JONES-AIG COMMODITY INDEX TOTAL RETURNSM ETN (DJP)

The iPathSM Dow Jones-AIG Commodity Index Total ReturnSM ETN is linked to the Dow Jones-AIG Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-AIG Commodity Index Total ReturnSM are rebalanced annually. Each subgroup exposure is capped at 33% as of the March 2006 rebalancing, however the weightings fluctuate between rebalancings due to changes in market prices.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

Related Links

•	Prospectus

•	Info Sheet

•	Commodities Basics

•	Using Commodities to Diversify

•	Indicative Value Information

As of 05/08/2007 Market Data

Closing Price	$xx.xx	Volume	xxx,xxx

Net Change	-$x.xx	20-Day Volume Average	xxx,xxx

% Change	x.xx%	Shares Outstanding	xx,xxx,xxx

High	$xx.xx	Market Capitalization*	$x,xxx,xxx,xxx

Low	$xx.xx

*	Market Capitalization = Closing Indicative Value x Shares Outstanding

Daily Indicative Values

Daily Indicative Value*	05/xx/2007	$xx.xx
Weekly Redemption Value*	05/xx/2007	$xx.xx

*	Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	DJAIGTR
Ticker	DJP	CUSIP	06738C778
Intraday Indicative Value Ticker	DJP.IV	Inception Date	06/06/2006
Bloomberg ETN Keystroke	DJP<EQUITY><GO>	Maturity Date	06/12/2036
Short Sales*	Yes, on an up or downtick	Yearly Fee	0.75%

*	With short sales, you risk paying more for a security than you received from its sale.

As of 03/31/2007 Returns
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%

iPath Market Price Return	x.xx%	x.xx%	x.xx%	x.xx%	N/A	N/A	N/A	N/A	x.xx%

iPath Indicative Value Return	x.xx%	x.xx%	x.xx%	x.xx%	N/A	N/A	N/A	N/A	x.xx%

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information

Correlations	As of 03/31/2007

Dow Jones-AIG Commodity Index Total ReturnSM	1.00

S&P GSCI™ Total Return Index	x.xx

S&P GSCI™ Crude Oil Total Return Index	x.xx

S&P 500® Index	x.xx

Lehman U.S. Aggregate Index	x.xx

MSCI EAFE Index	x.xx

Sources: S&P, Goldman Sachs, Lehman Brothers, S&P, MSCI, Dow Jones, Bloomberg, and AIG Financial Products Corp; (03/92—03/07, unless otherwise specified) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = Themost recent publishedlevel of the index underlying your iPath ETN as reported by the relevant index sponsor Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

Page Title	iPath Dow Jones-AIG Commodity Index Total Return ETN- Index Components
Tab	Index Components
URL	http://www.ipathetn.com/dow-jones-aig-commodity-index-etn.jsp

[Header Graphic]

iPATHSM DOW JONES-AIG COMMODITY INDEX TOTAL RETURNSM ETN (DJP)

The iPathSM Dow Jones-AIG Commodity Index Total ReturnSM ETN is linked to the Dow Jones-AIG Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-AIG Commodity Index Total ReturnSM are rebalanced annually. Each subgroup exposure is capped at 33% as of the March 2006 rebalancing, however the weightings fluctuate between rebalancings due to changes in market prices.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

As of March 2007 Rebalancing Dow Jones-AIG Commodity Index Total ReturnSM - COMPONENTS*

Commodity	Ticker	Ref. Price Dollar Weight	Trading Facility	Sector

Oil -WTI Crude Oil Contract	CL	xx.xx%	NYM	Energy

Copper	HG	xx.xx%	COMEX	Industrial Metals

Natural Gas	NG	xx.xx%	NYM	Energy

Soybeans	S	xx.xx%	CBT	Agriculture

High Grade Primary Aluminum	IA	xx.xx%	LME	Industrial Metals

Gold	GC	xx.xx%	CMX	Precious Metals

Corn	C	xx.xx%	CBT	Agriculture

Wheat - Chicago	W	xx.xx%	CBT	Agriculture

Cattle - Live	LC	xx.xx%	CME	Livestock

Oil -Unleaded Reg Gas, NY¹	HU	xx.xx%	NYM	Energy

Lean Hogs	LH	xx.xx%	CME	Livestock

Special High Grade Zinc	IZ	xx.xx%	LME	Industrial Metals

Oil - No. 2 Heating Oil, NY	HO	xx.xx%	NYM	Energy

Primary Nickel	IN	xx.xx%	LME	Industrial Metals

Soybean Oil	BO	xx.xx%	CBT	Agriculture

Sugar	SB	xx.xx%	CSC	Agriculture

Cotton #2	CT	xx.xx%	NYC	Agriculture

Coffee “C”	KC	xx.xx%	CSC	Agriculture

Silver	SI	xx.xx%	CMX	Precious Metals

*	As of January 2007 rebalancing. Source: AIG. NYM-NYMEX Division New York Mercantile Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), CSC-Coffee, Sugar and Cocoa Exchange.
¹	In April 2006, the Index replaced the New York Harbor Unleaded Gasoline (“HU”) futures contract with the new Reformulated Gasoline Blendstock for Oxygen Blending (“RB”) futures contract traded on the New York Mercantile Exchange (“NYMEX”).

Page Title	iPath Dow Jones-AIG Commodity Index Total Return ETN- Sector Weighting
Tab	Sector Weightings
URL	http://www.ipathetn.com/dj_aig_sector.jsp

[Header Graphic]

iPATHSM DOW JONES-AIG COMMODITY INDEX TOTAL RETURNSM ETN (DJP)

The commodities represented in the Dow Jones-AIG Commodity Index Total ReturnSM are rebalanced annually. Each subgroup exposure is capped at 33% as of the March 2006 rebalancing, however the weightings fluctuate between rebalancings due to changes in market prices.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

[Sector Pie Chart]

Page Title	iPath S&P GSCI™ Total Return Index ETN- Overview
Tab	Overview
URL	http://www.ipathetn.com/S&P GSCI_overview.jsp

[Header Graphic]

iPATHSM S&P GSCI® TOTAL RETURN INDEX ETN (GSP)

The iPathSM S&P GSCI™ Total Return Index ETN is linked to the S&P GSCI™ Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI™ plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

The commodities represented in the S&P GSCI™ Total Return Index are production-weighted to reflect their relative significance to the world economy. Crude oil is currently the dominant commodity in this index.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

Related Links

•	Prospectus

•	Info Sheet

•	Commodities Basics

•	Using Commodities to Diversify

•	Indicative Value Information

As of 05/01/2007 Market Data

Closing Price	$xx.xx	Volume	xx,xxx

Net Change	$x.xx	20 Day Volume Average	xx,xxx

% Change	x.xx%	Shares Outstanding	x,xxx,xxx

High	$xx.xx	Market Capitalization*	$xxx,xxx,xxx

Low	$xx.xx

*	Market Capitalization = Closing Indicative Value x Shares Outstanding

Daily Indicative Values

Daily Indicative Value*	05/xx/2007	$	xx.xx

Weekly Redemption Value*	05/xx/2007	$	xx.xx

*	Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Index Ticker	GSCITR

Ticker	GSP	CUSIP	06738C794

Intraday Indicative Value Ticker	GSP.IV	Inception Date	06/06/2006

Bloomberg ETN Keystroke	GSP <EQUITY> <GO>	Maturity Date	06/12/2036

Short Sales*	Yes, on an up or downtick	Yearly Fee	0.75%

*	With short sales, you risk paying more for a security than you received from its sale.

As of 03/31/2007 Returns

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	N/A		N/A		N/A		N/A		x.xx	%

iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	N/A		N/A		N/A		N/A		x.xx	%

The	performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information

Correlations	As of 03/31/2007
S&P GSCI™ Total Return Index	1.00

Dow Jones-AIG Commodity Index Total ReturnSM	x.xx

S&P GSCI™ Crude Oil Total Return Index	x.xx

S&P 500® Index	x.xx

Lehman U.S. Aggregate Index	x.xx

MSCI EAFE Index	x.xx

Sources: Goldman Sachs, Lehman Brothers, S&P, MSCI, Dow Jones, Bloomberg, and AIG Financial Products Corp; (03/92—03/07, unless otherwise specified) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = Themost recent publishedlevel of the index underlying your iPath ETN as reported by the relevant index sponsor

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

Page Title	iPath S&P GSCI™ Total Return Index ETN- Index Components
Tab	Index Components
URL	http://www.ipathetn.com/S&P GSCI_ic.jsp

[Header Graphic]

iPATHSM S&P GSCI® TOTAL RETURN INDEX ETN (GSP)

The iPathSM S&P GSCI™ Total Return Index ETN is linked to the S&P GSCI™ Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI™ plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

The commodities represented in the S&P GSCI™ Total Return Index are production-weighted to reflect their relative significance to the world economy. Crude oil is currently the dominant commodity in this index.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

As of March 2007 Rebalancing S&P Goldman Sachs Commodity Index - COMPONENTS*

Commodity	Ticker	Ref. Price Dollar Weight	Trading Facility	Sector
Oil—WTI Crude Oil	CL	x.xx%	NYM	Energy

Oil—Brent Crude Oil	LCO	x.xx%	PE	Energy

Oil—No. 2 Heating Oil, NY	HO	x.xx%	NYM	Energy

Natural Gas	NG	x.xx%	NYM	Energy

Oil—Gasoil	LGO	x.xx%	PE	Energy

RB Gasoline		x.xx%		Energy

Copper—Grade A	IC	x.xx%	LME	Industrial Metals

High Grade Primary Aluminum	IA	x.xx%	LME	Industrial Metals

Wheat—Chicago	W	x.xx%	CBT	Agriculture

Cattle—Live	LC	x.xx%	CME	Livestock

Corn	C	x.xx%	CBT	Agriculture

Gold	GC	x.xx%	CMX	Precious Metals

Sugar #11	SB	x.xx%	CSC	Agriculture

Lean Hogs	LH	x.xx%	CME	Livestock

Soybeans	S	x.xx%	CBT	Agriculture

Special High Grade Zinc	IZ	x.xx%	LME	Industrial Metals

Wheat - Kansas	KW	x.xx%	KBT	Agriculture

Primary Nickel	IN	x.xx%	LME	Industrial Metals

Cotton #2	CT	x.xx%	NYC	Agriculture

Cattle - Feeder	FC	x.xx%	CME	Livestock

Coffee “C”	KC	x.xx%	CSC	Agriculture

Standard Lead	IL	x.xx%	LME	Industrial Metals

Silver	SI	x.xx%	CMX	Precious Metals

Cocoa	CC	x.xx%	CSC	Agriculture

*As of January 2007 rebalancing. Source: S&P Goldman Sachs. NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

Page Title	iPath S&P GSCI™ Total Return Index ETN- Sector Weight
Tab	Index Components
URL	http://www.ipathetn.com/S&P GSCI_ic.jsp

[Header Graphic]

iPATHSM S&P GSCI™ TOTAL RETURN INDEX ETN (GSP)

The commodities represented in the S&P GSCI™ Total Return Index are production-weighted to reflect their relative significance to the world economy. Crude oil is currently the dominant commodity in this index.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

[Sector Pie Chart]

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

Page Title	iPath S&P GSCI™ Crude Oil Total Return Index ETN- Overview
Tab	Overview
URL	http://www.ipathetn.com/gs_crude_oil_overview.jsp

[Header Graphic]

iPATHSM S&P GSCI™ CRUDE OIL TOTAL RETURN INDEX ETN (OIL)

The iPathSM S&P GSCI™ Crude Oil Total Return Index ETN is a subindex of the S&P GSCI™x. The S&P GSCI™ Crude Oil Total Return Index reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

Related Links

•	Prospectus

•	Info Sheet

•	Commodities Basics

•	Using Commodities to Diversify

•	Indicative Value Information

As of 05/08/2007 Market Data
Closing Price	$xx.xx	Volume	xx,xxx

Net Change	$x.xx	20 Day Volume Average	xx,xxx

% Change	x.xx%	Shares Outstanding	x,xxx,xxx

High	$xx.xx	Market Capitalization*	$xxx,xxx,xxx

Low	$xx.xx

*Market Capitalization = Closing Indicative Value x Shares Outstanding

Daily Indicative Values

Daily Indicative Value*	05/xx/2007	$xx.xx
Weekly Redemption Value*	05/xx/2007	$	xx.xx

*Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile
Primary Exchange	NYSE	Bloomberg Index Ticker	GSCLTR
Ticker	OIL	CUSIP	06738C786
Intraday Indicative Value Ticker	OIL.IV	Inception Date	08/15/2006
Bloomberg ETN Keystroke	OIL<EQUITY><GO>	Maturity Date	08/14/2036
Short Sales*	Yes, on an up or downtick	Yearly Fee	0.75%

*With short sales, you risk paying more for a security than you received from its sale.

As of 03/31/2007 Returns
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	N/A		N/A		N/A		N/A		x.xx	%

iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	N/A		N/A		N/A		N/A		x.xx	%

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information

Correlations	As of 03/31/2007
S&P GSCI™ Crude Oil Total Return Index	1.00
S&P GSCI™ Total Return Index	x.xx

Dow Jones-AIG Commodity Index Total ReturnSM	x.xx
S&P 500® Index	x.xx
Lehman U.S. Aggregate Index	x.xx
MSCI EAFE Index	x.xx
Dow Jones Oil & Gas Index*	x.xx
S&P GSSI™ Natural Resources Index*	x.xx
S&P Global Energy Index*	x.xx

*Shows	correlations to S&P GSCI™ Crude Oil Total Return Index from 03/02—03/07 based on monthly returns.

Source: Goldman Sachs, Lehman Brothers, S&P, MSCI, Dow Jones, Bloomberg, and AIG Financial Products Corp; (03/92—03/07, unless otherwise specified) based on monthly returns.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the

Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

Page Title	iPath S&P Goldman Sachs Crude Oil Total Return Index ETN- Index Components
Tab	Index Components
URL	http://www.ipathetn.com/gs_crude_oil_ic.jsp

[Header Graphic]

iPATHSM S&P GOLDMAN SACHS CRUDE OIL TOTAL RETURN INDEX ETN (OIL)

The iPathSM S&P Goldman Sachs Crude Oil Total Return Index ETN is a subindex of the S&P Goldman Sachs Commodity Index. The S&P Goldman Sachs Crude Oil Total Return Index reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

S&P GSCI™ Crude Oil Total Return Index - COMPONENTS

Commodity	Ticker	Ref. Price Dollar Weight	Trading Facility	Sector
Oil—WTI Crude Oil	CL	100%	NYM	Energy

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

Page Title	iPath S&P GSCI™ Crude Oil Total Return Index ETN
Tab	Sector Weightings
URL	http://www.ipathetn.com/gs_crude_oil_sector.jsp

[Header Graphic]

iPATHSM S&P GSCI™ CRUDE OIL TOTAL RETURN INDEX ETN (OIL)

The S&P GSCI™ Crude Oil Total Return Index is a subindex of the total return version of the S&P GSCI™ Commodities Index. It currently includes only the West Texas Intermediate (WTI) crude oil futures contract traded on the New York Mercantile Exchange. The WTI contract is used as a benchmark in oil pricing.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

[Sector Pie Chart]

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its subindexes to track general commodity market performance.

Page Title	iPathSM EUR/USD Exchange Rate ETN - Overview
Tab	Overview
URL	http://www.ipathetn.com/euro-usd-exchange-rate-etn.jsp

[Header Graphic] iPathSM EUR/USD Exchange Rate ETNs (ERO)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPathSM EUR/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the euro/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption1, based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

Related Links

Prospectus

Info Sheet

Indicative Value Information

As of 05/08/2007 Market Data

Closing Price	N/A	Volume	N/A

Net Change	N/A	20-Day Volume Average	N/A

% Change	N/A	Shares Outstanding	N/A

High	N/A	Market Capitalization*	N/A

Low	N/A

*	Market Capitalization = Closing Indicative Value x Shares Outstanding

Daily Indicative Values

Daily Indicative Value*	xxxx/2007	N/A
Weekly Redemption Value*	xx/xx/2007	N/A

*	Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Exchange Rate Ticker	TNFXEURO

Ticker	ERO	CUSIP	06739F184

Intraday Indicative Value Ticker	ERO.IV	Inception Date	05/08/2007

Bloomberg ETN Keystroke	ERO<EQUITY><GO>	Maturity Date	05/12/2037

Short Sales*	Yes, on an up or downtick	Yearly Fee	0.40%[2]

Deposit Rate			EONIA[3] -.25 bps

*	With short sales, you risk paying more for a security than you received from its sale.

As of 03/31/2007 Returns[4]
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
EUR/USD Index Factor [link to footnote 2]	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%
iPath Market Price Return [link to market returns]	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%
iPath Indicative Value Return [link to Indicative Value Returns]	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%

Sources: BGI. Based on monthly returns, calculated for time period of 03/29/02-03/30/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information

EUR/USD INDEX FACTOR PERFORMANCE[4]	As of 3/31/07

Source: BGI, Reuters 01/97 – 03/07 (based on monthly returns).

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the

EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page.

Correlations	As of 03/31/2007
EUR/USD Index Factor	1.00

S&P 500® Index	-0.04

Lehman U.S. Aggregate Index	0.31

MSCI EAFE Index	0.23

S&P GSCI™Total Return Index	0.16

Sources: MSCI, Lehman Brothers, S&P, BGI, (03/02-03/07) based on monthly returns.

[1]

Investors may redeem at least 50,000 units of the iPathSM EUR/USD Exchange Rate ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

[2]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365.

The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The currency component on any given day will be equal to the Index on that day (or, if such day is not a trading day, the Index on the immediately preceding trading day) divided by the Index on the inception date. The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times (3) the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.The deposit rate on any given day will be equal to the European Overnight Index Average, as reported on Reuters page EONIA or any successor page on the immediately preceding business day (the “EONIA”), minus 0.25%.

[3]	The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of euros.
[4]

Past performance does not guarantee future results. Index Factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index Factor performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page.

Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

Page Title	iPathSM EUR/USD Exchange Rate ETN - Overview
Tab	Index Components
URL	http://www.ipathetn.com/euro-usd-exchange-rate-etn.jsp

[Header Graphic] iPathSM EUR/USD Exchange Rate ETN (ERO)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPathSM EUR/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the euro/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption1, based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

iPathSM EUR/USD Exchange Rate ETN - Components
Index	Ticker	Trading Facility	Sector
EUR/USD Exchange Rate	TNXEUR	Interbank Market	Currency

Deposit Rate	EONIA	N/A	Currency

1 Investors may redeem at least 50,000 units of the iPathSM EUR/USD Exchange Rate ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Page Title	iPathSM EUR/USD Exchange Rate ETN - Overview
Tab	SECTOR WEIGHTINGS
URL	http://www.ipathetn.com/euro-usd-exchange-rate-etn.jsp

[Header Graphic] iPathSM EUR/USD Exchange Rate ETNs (ERO)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPathSM EUR/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the euro/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption1, based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

[Sector Pie Chart]

1 Investors may redeem at least 50,000 units of the iPathSM EUR/USD Exchange Rate ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Page Title	iPathSM JPY/USD Exchange Rate ETN - Overview
Tab	Overview
URL	http://www.ipathetn.com/jpy-usd-exchange-rate-etn.jsp

[Header Graphic] iPathSM JPY/USD Exchange Rate ETN (JYN)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPathSM JPY/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the Japanese yen/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption1, based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

Related Links

•	Prospectus

•	Info Sheets

•	Indicative Value Information

As of 05/08/2007 Market Data

Closing Price	N/A	Volume	N/A

Net Change	N/A	20-Day Volume Average	N/A

% Change	N/A	Shares Outstanding	N/A

High	N/A	Market Capitalization*	N/A

Low	N/A

*	Market Capitalization = Closing Indicative Value x Shares Outstanding

Daily Indicative Values

Daily Indicative Value*	N/A	N/A
Weekly Redemption Value*	N/A	N/A

* Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Exchange Rate Ticker	TNFXJY
Ticker	JYN	CUSIP	06739G851
Intraday Indicative Value Ticker	JYN.IV	Inception Date	05/08/2007
Bloomberg ETN Keystroke	JYN<EQUITY><GO>	Maturity Date	05/12/2037
Short Sales*	Yes, on an up or downtick	Yearly Fee	0.40%[2]
Deposit Rate	MUTAN[3] – 25 bps

*With	short sales, you risk paying more for a security than you received from its sale.

As of 03/31/2007 Returns[4]

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
JPY/USD Index Factor [link to footnote 2]	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%

iPath Market Price Return [link to market returns]	N/A		N/A		N/A		N/A		N/A		N/A		N/A		N/A		N/A

iPath Indicative Value Return [link to Indicative Value Returns]	N/A		N/A		N/A		N/A		N/A		N/A		N/A		N/A		N/A

Sources: BGI. Based on monthly returns, calculated for time period of 03/29/02-03/30/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information

JPY/USD INDEX FACTOR PERFORMANCE4	As of 3/31/07

Source: BGI, Reuters 01/97 – 03/07 (based on monthly returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The U.S. dollar/Japanese yen exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar / Japanese yen exchange rate, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page, and truncating the quotient to ten decimal places.

Correlations	As of 03/31/2007
JPY/USD Index Factor	1.00

S&P 500® Index	-0.10

Lehman U.S. Aggregate Index	0.41

MSCI EAFE Index	0.17

S&P GSCI Total Return Index	0.03

Sources: Lehman Brothers, S&P, BGI (03/02 – 03/07) based on monthly returns.

[1]

Investors may redeem at least 50,000 units of the iPathSM JPY/USD Exchange Rate ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

[2]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365.

The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The currency component on any given day will be equal to the Index on that day (or, if such day is not a trading day, the Index on the immediately preceding trading day) divided by the Index on the inception date. The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times (3) the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

The deposit rate on any given day will be equal to the Bank of Japan’s uncollateralized overnight call rate, as reported on Reuters page TONAT or any successor page on the immediately preceding business day (the “Mutan rate”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Japanese yen.

[3]

The deposit rate earned on the Principal amount of the Security is equal to the Bank of Japan’s uncollateralized overnight call rate minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.

[4]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar / Japanese yen exchange rate, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page, and truncating the quotient to ten decimal places.

Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

Page Title	iPathSM JPY/USD Exchange Rate ETN - Overview
Tab	Index Components
URL	http://www.ipathetn.com/jpy-usd-exchange-rate-etn.jsp

[Header Graphic]

iPathSM JPY/USD Exchange Rate ETN (JYN)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPathSM JPY/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the Japanese yen/U.S dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption1, based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

iPathSM EUR/USD Exchange Rate ETN - Components

Index	Ticker	Trading Facility	Sector
JPY/USD Exchange Rate	TNFXJY	Interbank Market	Currency

Deposit Rate	DYNECALM	N/A	Currency

[1]

Investors may redeem at least 50,000 units of the iPathSM JPY/USD Exchange Rate ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Page Title	iPathSM JPY/USD Exchange Rate ETN - Overview
Tab	Overview
URL	http://www.ipathetn.com/jpy-usd-exchange-rate-etn.jsp

[Header Graphic]

iPathSM JPY/USD Exchange Rate ETN (JYN)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPathSM JPY/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the Japanese yen/U.S dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption1, based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

[Sector Pie Chart]

[1]

Investors may redeem at least 50,000 units of the iPathSM JPY/USD Exchange Rate ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Page Title	iPathSM GBP/USD Exchange Rate ETN - Overview
Tab	Overview
URL	http://www.ipathetn.com/gbp-usd-exchange-rate-etn.jsp

[Header Graphic] iPathSM GBP/USD Exchange Rate ETN (GBB)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPathSM GBP/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the British pound/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption1, based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

Related Links

Prospectus

Info Sheet

Indicative Value Information

Market Data				As of 05/08/2007

Closing Price	$	xx.xx		Volume		xxx,xxx
Net Change	$	x.xx		20 Day Volume Average		xxx,xxx
% Change		x.xx	%	Shares Outstanding		x,xxx,xxx
High	$	xx.xx		Market Capitalization*	$	xx,xxx,xxx
Low	$	xx.xx

*	Market Capitalization = Closing Indicative Value x Shares Outstanding

Daily Indicative Values

Daily Indicative Value*	03/15/2007	$	xx.xx
Weekly Redemption Value*	03/15/2007	$	xx.xx

*	Source: Barclays Bank PLC. The “weekly redemption value” and “closing indicative value” are historical, do not guarantee future performance, and are shown for illustrative purposes only. The issuer or an affiliate will provide the official Weekly Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange	NYSE	Bloomberg Exchange Rate Ticker	TNFXGBP
Ticker	GBB	CUSIP	06739F176
Intraday Indicative Value Ticker	GBB.IV	Inception Date	05/08/2007
Bloomberg ETN Keystroke	GBB<EQUITY><GO>	Maturity Date	05/12/2037
Short Sales*	Yes, on an up or downtick	Yearly Fee	0.40%[2]
Deposit Rate	SONIA[3] – 25 bps

*	With short sales, you risk paying more for a security than you received from its sale.

As of 03/31/2007 Returns[4]

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
GBP/USD Index Factor [link to footnote 2]	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%	X.XX	%
iPath Market Price Return [link to market returns]	N/A		N/A		N/A		N/A		N/A		N/A		N/A		N/A		N/A
iPath Indicative Value Return [link to Indicative Value Returns]	N/A		N/A		N/A		N/A		N/A		N/A		N/A		N/A		N/A

Sources: SONIA, BGI. Based on monthly returns, calculated for time period of 03/29/02-03/30/07.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information

GBP/USD INDEX FACTOR PERFORMANCE[4]	As of 03/31/07

Source: BGI, Reuters 01/97 – 03/07 (based on monthly returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page.

Correlations	As of 03/31/2007
GBP/USD Index Factor	1.00
S&P 500® Index	-.12
Lehman U.S. Aggregate Index	0.29
MSCI EAFE Index	0.13
S&P GSCI Total Return Index	0.09

Sources: MSCI, Lehman Brothers, S&P, BGI, (03/02-03/07) based on monthly returns.

[1]

Investors may redeem at least 50,000 units of the iPathSM JPY/USD Exchange Rate ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

[2]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365.

The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The currency component on any given day will be equal to the Index on that day (or, if such day is not a trading day, the Index on the immediately preceding trading day) divided by the Index on the inception date. The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times (3) the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365. The deposit rate on any given day will be equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA or any successor page on the immediately preceding business day (the “SONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of British pounds.

[3]

The deposit rate earned on the Principal amount of the Security is equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA, minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.

[4]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs or expenses. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days, as reported each day shortly after 10:00 a.m. on Reuters page 1FED or any successor page.

Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Weekly Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any Redemption Date during the term of the Securities. If Securities are redeemed, they will receive a Weekly Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date minus the investor fee on the applicable Valuation Date. At least 50,000 units¹ of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following a Valuation Date. Valuation Date means each Thursday during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the closing indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

Page Title	iPathSM GBP/USD Exchange Rate ETN - Overview
Tab	Index Components
URL	http://www.ipathetn.com/gbp-usd-exchange-rate-etn.jsp

[Header Graphic] iPathSM GBP/USD Exchange Rate ETN (GBB)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPathSM GBP/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the British pound/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption1, based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

iPathSM GBP/USD Exchange Rate ETN - COMPONENTS

Index	Ticker	Sector
GBP/USD Exchange Rate	TNFX	Currency
Deposit Rate	SONIA	Currency

[1]

Investors may redeem at least 50,000 units of the iPathSM JPY/USD Exchange Rate ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Page Title	iPathSM GBP/USD Exchange Rate ETN - Overview
Tab	Index Components
URL	http://www.ipathetn.com/gbp-usd-exchange-rate-etn.jsp

[Header Graphic] iPathSM GBP/USD Exchange Rate ETN (GBB)

iPath Exchange Traded Notes (ETNs) are senior, unsubordinated, unsecured debt securities issued by Barclays Bank PLC delivering exposure to the returns of a market or strategy with the trading flexibility of an equity. The iPathSM GBP/USD Exchange Rate ETN offers investors cost-effective and tax-efficient exposure to the British pound/U.S. dollar exchange rate (the “Index”). Investors can trade on an exchange at market price or receive a cash payment at the scheduled maturity or at early redemption1, based on the performance of the Index, less investor fees.

[Tabs]

OVERVIEW

INDEX COMPONENTS

SECTOR WEIGHTINGS

[Sector Pie Chart]

[1]

Investors may redeem at least 50,000 units of the iPathSM JPY/USD Exchange Rate ETN on a weekly basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

iPath Home Paqe Flash Image [see Page 1 for reference]